Exhibit 10.6

Execution version

Exclusive Technology Service Agreement

This Exclusive Technology Service Agreement (this “Agreement”) is signed by and between the following parties in Shanghai, the People’s Republic of China (“China”) on April 21, 2015:

(1)	Shanghai Qingke E-commerce Co., Ltd. (“Party A”)
Registered	address: Section A, F/3, Building No.1, 1288 Boxue Road, Malu

Town, Jiading District, Shanghai

Legal representative: Guangjie Jin

(2)	Shanghai Qingke Investment Consulting Co., Ltd. (“Party B”)
Registered	address: Room C4, F/2, Building No.2, 317 Meigui North Road,

China (Shanghai) Free Trade Pilot Area

Legal representative: Guangjie Jin

(The above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

Preamble

Whereas Party A is a limited liability company incorporated and lawfully existing in Shanghai, China and its main business includes online and offline house leasing and agency leasing, furniture and appliance leasing, online and offline leasing information Service, platform Service, property management Service and supporting Services of the aforementioned business;

Whereas Party B is a wholly foreign-owned limited liability company incorporated and lawfully existing in Shanghai, China and its main business includes investment consulting, business information consulting, investment management, technical consulting, technical development, technical Services, technology transfer in the field of computer science and technology and the import and export of goods and technology.

Whereas Party A requires Party B to provide consulting, technical support and relevant business Services of Party A (as defined below), and Party B agrees to provide such Services.

Therefore, both Parties, through friendly consultation, reached the agreement as follows:

Article 1      Definitions

1.1	Except the terms or context requires otherwise, the following words shall have the following meanings when used herein:

“Annual Business Plan”	refers to the business development plan and budget report for the next calendar year prepared by Party A before November 30 each year with the assistance of Party B in accordance with this Agreement.

“Business Results”	refers to any and all software and technologies developed by Party A in connection with its business on the basis of the Services provided by Party B hereunder.

“Client Information”	has the meaning set out in Article 6.1 hereof.

“Confidential Information”	has the meaning set out in Article 6.2 hereof.

“Breaching Party”	has the meaning set out in Article 11.1 hereof.

“Breach”	has the meaning set out in Article 11.1 hereof

“Equipment”	refers to any and all Equipment owned by or purchased from time to time by Party B for the purpose of providing Services.

“Non-breaching Party”	has the meaning set out in Article 11.1 hereof.

“Party A’s Business”	refers to the online platform sales, exhibition and sales Services, sales of furniture and building materials and Internet financial Services of furniture and home decoration products operated and developed by Party A at any time during the term hereof.

“Receiving Party”	has the meaning set out in Article 6.2 hereof.

“The Rights”	have the meaning set out in Article 13.5 hereof.

“Services”

refer to the consulting, technical support and other Services exclusively provided by Party B to Party A in connection with Party A’s Business, including online platform sales of furniture and home decoration products, exhibition and sales Services, sales of furniture and building materials, comprehensive solutions and implementation of Internet finance business, and operation and maintenance Services of the information technology system and website of Party A. Such Services include but are not limited to:

(1)   License Party A to use the relevant software required by its business;

(2)   Provide the right to use the computer and network hardware Equipment required by Party A’s Business;

(3)   Provide Party A with comprehensive solutions in information technology needed by Party A’s Business;

(4)   Conduct Daily management, maintenance and update of hardware Equipment and database;

(5)   Develop, maintain and update relevant application software;

(6)   Provide training for the professionals of Party A on online platform sales of furniture and home decoration products, exhibition and sales Services, sales of furniture and building materials, and Internet financial business;

(7)   Assist Party A in collecting and investigating relevant technical information;

(8)   Other relevant technical Services and consulting Services provided from time to time upon request of Party A.

“Service Fee”	refers to all the fees payable by Party A to Party B for the consultancy, technical support and other Services provided by Party B in accordance with Article 3 hereof.

1.2	Any reference to any laws or regulations (“Laws”) shall be deemed to:

(1)	be the Laws as amended, modified, added and re-enacted, whether they take effect before or after the date hereof; and;

(2)	include other decisions, notifications and regulations formulated in accordance with, or take effect as a result of, the Laws.

1.3	Unless otherwise specified herein, any reference to article, clause or provision shall mean the article, clause or provision of this Agreement.

Article 2      Services

2.1

To better develop Party A’s Business, Party A needs the Services provided by Party B, and Party B agrees to provide Party A with such Services. Therefore, during the term hereof, Party A appoints Party B as its exclusive provider of consultancy, software and technical Services, and Party B agrees to accept such appointment. Both Parties understand that the Services practically provided by Party B are limited to the approved business scope of Party B. If Party A requires party B to provide Services beyond the approved business scope, Party B shall apply for expansion of its business scope to the maximum extent permitted by law and provide relevant Services upon approval of expansion of its business scope.

2.2	Party B shall provide Party A with Services as agreed herein and Party A shall, with its utmost effort, provide convenience for the Services of Party B.

2.3

Notwithstanding the other provisions hereof, Party B is permitted to designate any third party to provide any or all Services hereunder or perform any obligations on behalf of Party B. Party A hereby agrees that Party B is permitted to transfer any right and obligation hereunder to any third party.

Article 3      Service Fee

3.1	With respect to the Services provided by Party B provided in Article 2 hereof, Party A agrees to pay the Service Fee in accordance with Article 3.2, which includes:

(1)	Performance Service Fee equivalent to a certain percentage of total annual income of Party A, which shall be determined by the supplemental agreement signed by both Parties; and

(2)

With respect to the Service Fees of specific technical Service and consultancy Service provided by Party B as required by Party A from time to time, Party A shall pay the Service Fee separately as quoted by Party B.

3.2

With respect to the depreciation fee of the Equipment provided by Party B for actual use (the amount of such depreciation fee shall be the amount calculated by dividing the actual value of the Equipment Party A used by the depreciation period determined by both Parties each year), Party B may require Party A to make monthly payments based on actual conditions.

3.3	Both Parties agree to pay the Service Fee in accordance with the following provisions:

(1)

Party A shall pay Party B the Equipment depreciation fee (if any) on a monthly basis. Party A shall, before the tenth (10th) working day of each month, pay Party B the Equipment depreciation fee of the previous month mentioned in Article 3.2 hereof.

(2)

Party A shall pay the performance Service Fee as provided in Article 3.1 (1) on an annual basis. After the end of each accounting year of Party A, both Parties shall conduct a general accounting for the actual performance Service Fees payable by Party A in accordance with the total business income of Party A in the previous year as confirmed by the audit report issued by the Chinese CPA firm recognized by both Parties, and make corresponding payment adjustment (refund for any overpayment or a supplemental payment for any deficiency) within fifteen (15) working days upon the issuance of such audit report. Party A undertakes that Party A shall provide all necessary information and assistance to the relevant Chinese CPA firm, and shall procure it to complete the audit report of the previous year within thirty (30) working days at the end of each year.

(3)	Both Parties shall decide the payment methods of the Service Fee provided in Article 3.1 (2) hereof.

3.4

Party A shall transfer all Service Fees to the bank account designated by Party B as provided in this Article. If Party B changes its bank account, it shall give a written notice to Party A seven (7) working days in advance. All bank charges arising from the payment shall be borne by Party A.

3.5

Both Parties agree to sign a supplemental agreement each year in the form provided in Appendix I to confirm the specific amount of performance Service Fee provided in Article 3.1 (1) and Equipment depreciation fee provided in Article 3.2 payable by Party A in the current year.

3.6

Party B may adjust the proportion and/or the specific amount of the Service Fee payable by the company to Party B under Article 3.1 based on the Services required by Party A and the actual business operation of Party A in the previous year. Party A shall not refuse such adjustment without reasonable causes.

Article 4      Obligations of Party A

4.1

The Services provided by Party B shall be exclusive. During the term hereof, Party A shall not, without the prior written consent of Party B, enter into any agreement with any third party, or engage such third party to provide it with other Services identical to or similar to those provided by Party B.

4.2

Party A shall provide Party B with the final annual business plan of the next year before November 30 each year, thus Party B may develop corresponding Service plan and acquire necessary software, Equipment and technical Services. If Party A needs Party B to provide additional Equipment temporarily, it shall consult Party B fifteen (15) days in advance to reach agreement.

4.3	To facilitate the Service provided by Party B, Party A shall provide Party B with relevant information in a precise and timely manner as required by Party B.

4.4	Party A shall pay full Service Fee to Party B in a timely manner as provided in Article 3 hereof.

4.5	Party A shall maintain its good reputation and actively expand its business, striving to maximize its profits.

4.6

During the term of this Agreement, Party A agrees to cooperate with Party B and its parent company (including directly or indirectly) to conduct audit on related party transaction and other kinds of audit and provide Party B, its parent company, or its entrusted auditor with relevant information and materials related to the operation, business, customers, finance, employees of the company. Party A also agrees that the parent company of Party B may disclose such information and materials to comply with the regulatory requirements of the place where its securities are listed.

Article 5      Intellectual Property

5.1

Party B shall own the intellectual property Party B originally owns or the intellectual property acquired by Party B during the term hereof, including the work results created in the course of provision of Services.

5.2

Since the business conducted by Party A relies on the Services provided by Party B, Party A agrees the following arrangements with respect to any works or business-related technologies (“Business Results”) developed by Party A on the basis of such Services:

(1)

If the Business Result is obtained from further development of Party A as entrusted by Party B, or the co-development of both Parties, the ownership and application right of relevant intellectual property are all owned by Party B.

(2)

If the Business Results acquired by Party A through further independent development, the ownership shall remain with Party A, provided that (A) Party A shall promptly inform Party B of the details of such Business Results and provide the relevant information as required by Party B; (B) If Party A intends to license or transfer such Business Results, it shall give priority to Party B or grant an exclusive license to Party B without violating the mandatory provisions of Chinese laws and Party B may use such Business Results within the scope specifically transferred or licensed by Party A (However, Party B is entitled to decide whether to accept such transfer or license); only when Party B waives the priority to purchase the ownership or exclusive rights of such Business Results, can Party A transfers the ownership or license the right of use of such Business Results to any third party on conditions (including but not limited to transfer price or license fee) that are not more favorable to Party B. Party A shall ensure that such third party fully complies with and performs the duties and obligations of Party A hereunder; (C) Except as set forth in (B) above, Party B is entitled to request the purchase of such Business Results within the period provided in Article 8.1 hereof. At that time, Party A shall, without violating the mandatory provisions of Chinese laws, approve such purchase by Party B at the purchase price of RMB1.00 or other minimum price permitted then by laws.

5.3	If Party B is licensed with the exclusive use of the Business Results in accordance with Article 5.2 (2), such license shall be subject to the following provisions:

(1)	The term of license shall not be less than five (5) years (from the effective date of the relevant licensing agreement);

(2)	The scope of such license shall be defined to the maximum extent possible;

(3)	During the term and territory of license, no other party (including Party A) shall use or permit others to use such Business Results in any way except Party B;

(4)

After the term of license expires, Party B is entitled to request renewal of the license agreement and Party A shall agree with such renewal. The terms of the license agreement shall remain unchanged, except for the changes approved by Party B.

5.4	Notwithstanding the Article 5.2 (2) hereof, the application of the patent or copyright for the Business Results provided herein shall be made in accordance with the following provisions:

(1)	If Party A intends to apply any patent or copyright with respect to any Business Results provided herein, it shall obtain the prior written consent of Party B.

(2)

Party A may apply for the patent/copyright of the Business Results or transfer such patent/copyright of the Business Results to the third party, provided that Party B waives its right to purchase such application right of Business Results. In the event that Party A transfers the said application right to a third party, Party A shall ensure that such third party fully complies with and performs the duties and obligations of Party A hereunder. Meanwhile, the conditions for Party A to transfer the said application right (including but not limited to the transfer price) to a third party shall not be more favorable to those it offers to Party B pursuant to Paragraph 3 hereof.

(3)

During the term hereof, Party B may at any time request Party A to apply for the patent/copyright of such Business Results, and decide, in its own discretion, whether it will purchase such application right. Upon the request of Party B, Party A shall transfer such application right to Party B at the price of RMB1.00 or other minimum price permitted then by law, without violating the mandatory provisions of Chinese laws. Party B shall be the legal owner of such patent/copyright after it obtains the application right of the Business Results.

5.5

Party A hereby warrants that Party A will compensate Party B for any and all economic losses caused by any infringement of intellectual property rights (including copyrights, trademarks, patents and proprietary technologies) by itself.

Article 6      Confidentiality

6.1

During the term of this Agreement, all client information and other information related to Party A’s Business and the Services provided by Party B (“Client Information”) shall be owned by both Parties.

6.2

Whether this Agreement is terminated or not, both Parties shall keep strictly confidential the Confidential Information obtained by them during the performance of this Agreement. For the purpose of this Agreement, “Confidential Information” refers to any trade secrets and proprietary information of the other Party, Client Information and other relevant information shared by both Parties, non-public information of any other Party, any contract, agreement, memorandum, appendix, draft or record signed by both Parties for the purpose of this Agreement (including this Agreement). The Party receiving the Confidential Information (the “Receiving Party”) shall not disclose the Confidential Information or any part thereof to any third party, except with the prior written consent of the other Party or as required by relevant laws and regulations or listing requirements. The Receiving Party shall not use, directly or indirectly, the Confidential Information or any part thereof, except for the purpose of performance of this Agreement. Upon the termination of this Agreement, Party A shall, at the request of Party B, return all documents, materials or software containing the Confidential Information to Party B, or destroy such documents, materials or software by itself, and delete any Confidential Information from any relevant memory devices, and shall not use such Confidential Information any more.

6.3	The following information shall not be deemed as Confidential Information:

(1)	Any information that is previously known to the Receiving Party through legal means as evidenced by written documents;

(2)	Information that enters the public domain without the default of the Receiving Party or information that is known to the public due to other reasons;

(3)	Information disclosed with prior written consent of the other Party hereto;

(4)	Information legally obtained by the Receiving Party from other sources.

6.4

The Receiving Party may disclose the Confidential Information to its relevant employees, agents or designated professionals, provided that it shall ensure that the said persons are also bound by this Agreement and keep confidential such Confidential Information and use such Confidential Information only for the purpose of performance of this Agreement. The disclosure of any Confidential Information by any employee or agent employed by either Party shall be deemed as the disclosure by such Party itself, who shall be liable for any legal liability resulting therefrom.

Article 7      Representations, Warranties and Undertakings

7.1	Party A hereby represents, warrants and undertakes that:

7.1.1

It is a limited liability company duly registered and lawfully existing under the laws of the jurisdiction with which it registered with independent legal personality. It has complete and independent legal status and legal ability to sign, deliver and perform this Agreement and can act as the subject of litigation of either party independently.

7.1.2

It has full power and authority to enter into and deliver this Agreement and all other documents in connection with the transactions provided herein and complete the transactions provided herein. It has taken necessary corporate actions and appropriate authorization and obtained the consent and approval of any third Party and government departments without violating the restrictions of governing laws and contracts. This Agreement is duly executed and delivered by Party A and constitutes a legal and binding obligation on Party A, which is enforceable in accordance with the terms hereof.

7.1.3

It shall promptly apply for the complete business license required for its business operation, so as to ensure that it has sufficient right and qualification to operate the online platform sales, exhibition Services, the sales of furniture and construction materials, Internet finance business and other businesses it is currently engaged in in China.

7.1.4

It shall provide Party B with financial statements of the current quarter within fifteen (15) working days after the end of each quarter, as well as the financial statements of the current year and budget of the next year within thirty (30) working days after the end of each year.

7.1.5	It shall promptly inform Party B of the litigation involved and other adverse circumstances, and shall, with its utmost effort, prevent further losses.

7.1.6	Without written consent of Party B, Party A shall not dispose of its important assets in any form, nor shall it change its existing equity structure.

7.1.7

Upon written requests by Party B, Party A shall use all accounts then receivable and/or all other assets lawfully owned and disposed of by Party A, in such manner as may be permitted then by laws, as a guarantee for its performance of obligations related to the payment of Service Fee provided in Article 3 hereof.

7.1.8	Without the written consent of Party B, Party A shall not enter into any other agreement or arrangement in conflict with this Agreement or which may prejudice Party A’s rights and interests hereunder.

7.2	Party B hereby represents and warrants that:

7.2.1

It is a limited liability company duly registered and lawfully existing under the laws of the jurisdiction in which it is registered with independent legal personality. It has complete and independent legal status and legal ability to sign, deliver and perform this Agreement and can act as the subject of litigation of either party independently.

7.2.2

It has full power and authority to enter into and deliver this Agreement and all other documents in connection with the transactions provided herein and complete the transactions provided herein. It has taken necessary corporate actions and appropriate authorization and obtained the consent and approval of any third party and government departments without violating the restrictions of governing laws and contracts. This Agreement is duly executed and delivered by Party B and constitutes a legal and binding obligation on Party B, which is enforceable in accordance with the terms hereof.

Article 8      Term and Termination

8.1

The Parties hereby confirm that this Agreement is duly signed by the Parties and shall remain in force for a period of twenty (20) years unless otherwise terminated in writing. During the term of this Agreement, if either Party proposes not to renew this Agreement, it shall notify the other Party in writing no later than thirty (30) days before the expiration of the term of this Agreement. Otherwise, the validity hereof shall be automatically extended for ten (10) years, and both Parties shall continue to perform this Agreement.

8.2	After the termination hereof, both Parties shall still abide by their obligations under Article 6 and Article 11 hereof.

8.3

If the business term of either Party expires during the term of this Agreement, such Party shall renew its business term so that this Agreement shall continue to be valid and enforceable. The Parties shall, within three (3) months prior to the expiration of their respective business term, complete the approval and registration procedures for the renewal of their business terms, so as to extend the validity of this Agreement. If the application of either Party for the renewal of the business term is not approved or consented by any competent authority, this Agreement shall be terminated upon the expiration of the business term of such Party.

8.4

Early termination or expiration hereof for any reason shall not release either Party from all payment obligations (including but not limited to the Service Fee) hereunder on or before the date of termination or expiration, nor shall it release either Party from any liability for the Breach that has occurred before the termination hereof. The Service Fee payable prior to the termination of this Agreement shall be paid to Party B within fifteen (15) working days from the date of termination of this Agreement.

Article 9      Indemnity

Party A shall indemnify or hold Party B harmless against all losses arising from the provision of Services, including but not limited to any losses arising from litigation, recovery, arbitration, claim or administrative investigation or punishment by any third party against Party B. However, in case of any loss caused by the intentional or gross negligence of Party B, such loss shall not be compensated.

Article 10      Notice

10.1	All notice, request, demand and other communication required or sent under this Agreement shall be served in writing to the Party concerned.

10.2

The said notice and other communications, if sent by fax or telex, shall be deemed to have been served once it is delivered; if sent in person, shall be deemed to have been served once it is delivered face-to-face; if sent by post, shall be deemed to have been served five (5) days after posting.

Article 11      Liability for Breach

11.1

Both Parties agree and confirm that if either Party (the “Breaching Party”) materially breaches any provisions hereof or fails to perform any of its obligations hereunder, it shall constitute a breach of this Agreement (the “Breach”). In such case, the non-breaching Party (the “Non-breaching Party”) shall be entitled to require the Breaching Party to rectify the Breach or take remedial measures within a reasonable period of time. If the Breaching Party fails to do so within the reasonable period of time or within ten (10) days after receiving the written notice of the Non-breaching Party, and if the Breaching Party is Party A, the Non-breaching Party shall be entitled to take the following measures at its own discretion: (1) terminate this Agreement and demand full damages from the Breaching Party; (2) require the Breaching Party to continue to perform its obligations hereunder and compensate all damages resulting therefrom. If the Breaching Party is Party B, the Non-breaching Party shall be entitled to require the Breaching Party to continue to perform its obligations hereunder and compensate all damages resulting therefrom.

11.2	Both Parties agree and confirm that under no circumstances shall Party A require the termination of this Agreement unless otherwise provided by law or this agreement.

11.3	Notwithstanding other provisions hereof, the validity of Article 11 shall not be affected by the suspension or termination of this Agreement.

Article 12      Force Majeure

•

If either Party fails to perform this Agreement due to earthquake, typhoon, flood, fire, war, computer virus, tool software design vulnerability, Internet by hackers, policy, law changes and other force majeure events that are not foreseeable or whose consequences cannot be prevented or avoided, the Party in the event of such force majeure event shall immediately send a notice to the other Party by fax and, within thirty (30) days, provide the details of the force majeure event and documentary proof of the reasons why such Party fails or delays to perform this Agreement. Such documentary proofs shall be issued by a notary office in the place where the force majeure occurs. Based on the impact of the force majeure event on the performance hereof, the parties shall, in accordance with the impact of the force majeure event on the performance hereof, decide whether the performance hereof is exempted in whole or in part or postponed. Neither party shall be responsible for indemnity claims caused by the economic loss arising from force majeure events.

Article 13      Miscellaneous

13.1	This Agreement is made in Chinese and in duplicate, with each Party holding one of them, which shall have the same legal effect.

13.2	The execution, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of China.

13.3

Any dispute arising out of or in connection with this Agreement shall be settled by both Parties through negotiation. If such negotiation fails within thirty (30) days after the dispute arises, either Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration by three (3) arbitrators appointed in accordance with the then effective rules of the arbitration center. The arbitral award shall be conclusive and binding upon both Parties.

13.4

Any rights, powers and remedies granted to the Parties by any provision hereof shall not preclude any other rights, powers or remedies enjoyed by the Parties pursuant to law and other provisions hereof, nor the exercise of any single rights, powers and remedies by either Party shall preclude the exercise of any other rights, powers and remedies by such party.

13.5

Any failure or delay by either Party to exercise any of its rights, powers and remedies hereunder (the “Rights”) shall not constitute the waiver by such Party of the Rights, nor any single or part waiver of the Rights shall preclude any further exercise of the Rights.

13.6	The headings of the articles of this Agreement are for reference only and shall not be used or affect the interpretation of such articles.

13.7	This Agreement shall constitute the entire agreement between the Parties hereto and supersede all other prior agreements, written or oral, in connection with the subject matters hereof.

13.8

Each provision of this Agreement shall be severable and independent of each other. If any provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions shall not be affected.

13.9	Any amendment or supplement to this Agreement shall be made in writing and shall not come into force unless it is duly executed by the Parties.

13.10	Neither Party shall transfer any of its rights and/or obligations hereunder to any third party without prior written consent of the other Party.

13.11	This Agreement shall be binding upon the legal successors of both Parties.

13.12	The Parties undertake that they will declare and pay the taxes related to the transactions hereunder in accordance with the law.

(No Body Text Below)

(This is the signature page of the Exclusive Technology Service Agreement only)

IN WITNESS WHEREOF, this Exclusive Technology Service Agreement is duly executed by the following Parties on the date and place first written above.

Party A:

Shanghai Qingke E-commerce Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (Signature): /s/ Guangjie Jin

(This is the signature page of the Exclusive Technology Service Agreement only)

IN WITNESS WHEREOF, this Exclusive Technology Service Agreement is duly executed by the following Parties on the date and place first written above.

Party B:

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

(Sealed)

Legal Representative: Guangjie Jin

Authorized Representative (Signature): /s/ Guangjie Jin

Appendix I

Form of Supplemental Agreement

This Supplemental Agreement of this Exclusive Technology Service Agreement (the “Supplemental Agreement”) is signed by and between the following parties in              City, China on             :

(1)	Shanghai Qingke E-commerce Co., Ltd. (“Party A”)

Registered	address: Section A, F/3, Building No.1, 1288 Boxue Road, Malu

 Town, Jiading District, Shanghai

Legal representative: Guangjie Jin

(2)	Shanghai Qingke Investment Consulting Co., Ltd. (“Party B”)

Registered	address: Room C4, F/2, Building No.2, 317 Meigui North Road,

 China (Shanghai) Free Trade Pilot Area

Legal representative: Guangjie Jin

(The above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

In accordance with the Exclusive Technology Service Agreement signed by and between both Parties on                 , 2015, the Parties hereby enters into the following Supplemental Agreement:

In accordance with Article 3 (1) of the Exclusive Technology Service Agreement, Party A shall pay Party B the following Service Fees:

(1)	the Performance Service Fee each year equivalent to % of its total annual income;

(2)	the depreciation fee of Equipment of RMB on a monthly basis.

At the end of              and after the Service Fee is adjusted in accordance with Article 3.3 (2) of the Exclusive Technology Service Agreement, the total amount of Service Fee that payable by Party A to Party B in the year of      shall be no less than 100% of the total annual net profit (after tax) of Party A of the same year.

(No Body Text Below)

(This is the signature page of the Appendix I: Form of Supplemental Agreement to the Exclusive Technology Service Agreement only)

IN WITNESS WHEREOF, this Supplemental Agreement is duly executed by the following Parties on the date and place first written above.

Party A:

Shanghai Qingke E-commerce Co., Ltd. (Seal)

Legal representative: Guangjie Jin

Authorized representative (Signature):

(This is the signature page of the Appendix I: Form of Supplemental Agreement to the Exclusive Technology Service Agreement only)

IN WITNESS WHEREOF, this Supplemental Agreement is duly executed by the following Parties on the date and place first written above.

Party B:

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

Legal representative: Guangjie Jin

Authorized representative (Signature):